Filed Pursuant to Rule 433

Registration Statement No. 333-224541

Relating to Preliminary Prospectus

Supplement dated November 19, 2020 to

Prospectus dated April 30, 2018

On November 19, 2020, Bloomberg.com published an article regarding a bond offering by The Allstate Corporation (“Allstate”) that included the following quote:

“You can’t gain experience unless you actually get an opportunity,” said Sidney Dillard, head of corporate investment banking at minority-owned Loop. “It gives credibility to the capabilities of our firms, and starts to move the needle on the traditional construct on Wall Street of who are the firms that can actually do these deals. It will get us more into the mix.”

Allstate has filed a registration statement (including a prospectus and related prospectus supplement) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the related prospectus supplement and other documents Allstate has filed with the SEC for more complete information about Allstate and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you may obtain a copy of the prospectus and related prospectus supplement by contacting Allstate Investor Relations at (800) 416-8803 or INVREL@allstate.com.